                                                                   EXHIBIT 21.01


                         SUBSIDIARIES OF THE REGISTRANT


1.  CRE Management I Corp., a Delaware corporation

2.  CRE Management II Corp., a Delaware corporation

3.  CRE Management III Corp., a Delaware corporation

4.  CRE Management IV Corp., a Delaware corporation

5.  CRE Management V Corp., a Delaware corporation

6.  CRE Management VI Corp., a Delaware corporation

7.  CRE Management VII Corp., a Delaware corporation

8.  CRE Management VIII, L.L.C., a Delaware limited liability company

9.  CRE Management IX, L.L.C., a Delaware limited liability company

10. Crescent Real Estate Funding I, L.P., a Delaware limited partnership

11. Crescent Real Estate Funding II, L.P., a Delaware limited partnership

12. Crescent Real Estate Funding III, L.P., a Delaware limited partnership

13. Crescent Real Estate Funding IV, L.P., a Delaware limited partnership

14. Crescent Real Estate Funding V, L.P., a Delaware limited partnership

15. Crescent Real Estate Funding VI, L.P., a Delaware limited partnership

16. Crescent Real Estate Funding VII, L.P., a Delaware limited partnership

17. Crescent Real Estate Funding VIII, L.P., a Delaware limited partnership

18. Crescent Real Estate Funding IX, L.P., a Delaware limited partnership

19. CREM Holdings, L.L.C., a Delaware limited liability company

20. Crescent Capital Funding, L.L.C., a Delaware limited liability company

21. Crescent Funding Interest, L.L.C., a Delaware limited liability company

22. Crescent Entertainment Company, L.P., a Texas limited partnership

23. Crescent Entertainment Management L.L.C., a Texas limited liability company

24. CEC Management, L.L.C., a Texas limited liability company

25. Crescent Duddleston Hotel Partnership, L.P., a Texas limited partnership

26. CresCal Properties, L.P., a Delaware limited partnership

27. CresCal Properties, Inc., a Delaware corporation

28. Woodlands Office Equities - '95 Limited, a Texas limited partnership

29. Woodlands Retail Equities - '96 Limited, a Texas limited partnership

30. CresWood Development, L.L.C. - a Texas limited liability company

31. 301 Congress Avenue, L.P., a Delaware limited partnership

32. Crescent/301, L.L.C., a Delaware limited liability company

33. Crescent Commercial Realty Corp., a Delaware corporation

34. Crescent Commercial Realty Holdings, L.P., a Delaware limited partnership

35. CresTex Development L.L.C., a Delaware limited liability company

36. G/C Waterside Associates L.L.C., a Texas limited liability company

37. Crescent 1717 Main, L.L.C., a Texas limited liability company

38. Crescent E&M, L.L.C., a Texas limited liability company

39. Crescent Ervay & Main, L.P., a Texas limited partnership

40. Main Street Partners, L.P., a Texas limited partnership

41. Main Street Partners Management Company, L.P., a Texas limited partnership

42. Spectrum Mortgage Associates, L.P., a Delaware limited partnership

43. Crescent Washington Harbour, L.L.C., a Delaware limited partnership

44. Crescent Potomac Harbour, L.L.C., a Delaware limited partnership

45. Crescent Costa Mesa, L.L.C., a Delaware limited partnership

46. Crescent Woodfield, L.L.C., a Delaware limited partnership

47. Crescent SH IX, Inc., a Delaware corporation

48. CRE Aviation Interests, L.L.C., a Delaware limited liability company

49. Hudson Bay Partners II, L.P., a Delaware limited partnership

50. Hudson Bay Partners IV, L.P., a Delaware limited partnership